Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Partners

Energy Transfer Equity, L.P.:

We consent to the inclusion in registration statements No. 333-164414 and No. 333-146300 on Form S-3 and No. 333-146298 on Form S-8 of Energy Transfer Equity, L.P. of our reports dated March 1, 2010 with respect to the consolidated balance sheets of Regency Energy Partners LP as of December 31, 2009 and 2008, and the related consolidated statements of operations, comprehensive income (loss), cash flows, and partners’ capital and noncontrolling interest for each of the years in the three-year period ended December 31, 2009 and management’s assessment of internal control over financial reporting as of December 31, 2009, and of our report dated September 13, 2010 with respect to the consolidated balance sheets of Regency GP LP as of December 31, 2009 and 2008, and the related consolidated statements of operations, comprehensive income (loss), cash flows, and partners’ capital and noncontrolling interest for each of the years in the three-year period ended December 31, 2009, which reports appear herein the Form 8-K of Energy Transfer Equity, L.P. filed September 15, 2010.

/s/ KPMG LLP

Dallas, Texas

September 15, 2010